EXHIBIT 10.1
SECOND AMENDMENT

to

ERIE INDEMNITY COMPANY
ANNUAL INCENTIVE PLAN
(As Amended and Restated Effective as of January 1, 2009)
WHEREAS, Erie Indemnity Company (the “Company”) adopted the Erie Indemnity Company Annual Incentive Plan (As Amended and Restated Effective as of January 1, 2009) (the “Plan”) by action of its Board of Directors on February 26, 2009, and the Company’s shareholders approved the Plan at the Annual Meeting of Shareholders in 2009, and
WHEREAS, pursuant to Plan Section 8.03 the Board of Directors reserved authority to amend the Plan, and
WHEREAS, the Board of Directors has determined that the Chief Executive Officer and Executive Vice Presidents should be eligible to receive Individual Incentive Awards as well as Company Incentive Awards under the Plan,
               NOW, THEREFORE, the Plan is amended as follows:
               1. Section 4.01 is amended in its entirety to read as follows:
               Section 4.01. Eligibility. Any key employee of the Company or any corporation, partnership or other organization of which the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests (each, a “Participating Entity”) who the Committee determines, in its sole discretion, has a significant effect on the operations and/or results of the Company shall be eligible to participate in the Plan (each, a “Participant”). Participants in the Plan for any Plan Year shall be deemed ineligible to participate in any other annual incentive or bonus plan sponsored by any Participating Entity (“Other Bonus Plan”) for the portion of such Plan Year (measured in days) that they are eligible to participate in this Plan. No employee of the Company or any Participating Entity shall have a right (a) to be selected to participate in the Plan for any Plan Year, or (b) having once been selected for a Plan Year, to (i) be selected to participate again in the future or (ii) continue as an employee of the Company or any Participating Entity.
               2. This amendment is effective January 1, 2010, with respect to awards granted on or after that date.
     IN WITNESS WHEREOF, the Board of Directors of the Company has caused this document to be executed as of the 3rd day of August 2010.

ERIE INDEMNITY COMPANY

by	/s/ James J. Tanous James J. Tanous
Executive Vice President,
Secretary and General Counsel